UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2009

KH FUNDING COMPANY
(Exact name of registrant as specified in its charter)

Maryland	333-106501	52-1886133
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901
(Address of principal executive offices) (Zip Code)

(301) 592-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this item is contained in Item 3.02 of this report and incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

Between January 15, 2009 and January 20, 2009, in an effort to strengthen its capital position, KH Funding Company (the “Company”) entered into Subscription Agreements with five accredited investors pursuant to which it sold 500,000 shares of common stock of the Company, par value $.01 per share (the “Initial Shares”), for an aggregate subscription price of $500,000.  Each Subscription Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, provides for a subscription price of $1.00 per Initial Share and grants the investor a five-year option to purchase additional shares of common stock in an amount equal to 50% of the Initial Shares purchased by the investor, at an exercise price of $1.00 per share.  These Initial Shares and the options were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Securities Act Rule 506.

As of the date of this report, there were approximately 3,074,981 issued and outstanding shares of the Company’s common stock.  If the options were to be exercised in full, assuming the Company does not issue or repurchase any shares in other transactions, there would be approximately 3,324,981 shares of common stock outstanding.

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The exhibits filed with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KH FUNDING COMPANY

Dated: January 23, 2009	By:	/s/ Robert L. Harris
Robert L. Harris
Chief Executive Officer and
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement (filed herewith)